Exhibit 10.16

EXHIBIT J

ASSIGNMENT AND ASSUMPTION

                    This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between ______________________, a(n) _________________________ (the “Assignor”) and ____________________, a(n) __________________ _________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

                    For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letter of Credit Exposure, Interim Advances and Agent Advances) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

                    In accordance with the terms of this Assignment and Assumption, Schedule 1 to the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

                    For purposes of notice under Section 12.2 of the Credit Agreement, the Assignee’s notice address is as follows:

Attention:
Telephone: ( )
Facsimile: ( )

1.	Assignor:

2.	Assignee:

3.	Borrowers: INDUSTRIAL SERVICES OF AMERICA INC., a Florida corporation, and ISA INDIANA, INC., an Indiana corporation (collectively, “Borrowers”)

4.	Agent: Fifth Third Bank, as the Agent under the Credit Agreement

5.	Credit Agreement: $48,800,000 Credit Agreement dated as of July 30, 2010 among Borrowers, the Lenders party thereto, and Fifth Third Bank, as Agent and LC Issuer

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]

$40,000,000 -Revolving Credit Commitments	$__________	_____%
$8,800,000 -Term Loan	$___________	_____%
$48,800,000-Total Revolving Credit Commitments/Term Loans	$__________	_____%

Effective Date: ____________, 20__.

[signature page follows]

[2] Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

By:

Name:

Title:

ASSIGNEE:

By:

Name:

Title:

Consented to and Accepted:3

FIFTH THIRD BANK,
as Agent and LC Issuer

By:	/s/ Anne B. Kelly

Anne B. Kelly, Vice President

Borrowers:4

INDUSTRIAL SERVICES OF AMERICA, INC.

By:

Name:

Title:

ISA INDIANA, INC.

By:

Name:

Title:

3 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
[4] To be added only if the consent of Borrowers is required by the terms of the Credit Agreement.

ANNEX 1

Credit Agreement (the “Credit Agreement”) dated as of July 30, 2010 among
Industrial Services of America, Inc. and ISA Indiana, Inc., as Borrowers, the Lenders party thereto, and
Fifth Third Bank, as Agent and LC Issuer, as amended

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

                    1. Representations and Warranties.

                    1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                    1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements and other certificates and reports delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a lender that is not organized under the laws of the United States or any State thereof, attached to this Assignment and Assumption is any tax documentation required to be delivered by the Agent, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                    2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                    3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio.